Exhibit 10.2

EXECUTION VERSION

INCREMENTAL REVOLVING JOINDER AGREEMENT

THIS INCREMENTAL REVOLVING JOINDER AGREEMENT, dated as of January 6, 2016 (this “Agreement”), by and among Cypress Semiconductor Corporation (the “Borrower”), the lenders set forth on Schedule I attached hereto (each an “Initial Incremental Revolving Loan Lender” and collectively the “Initial Incremental Revolving Loan Lenders” and, together with any financial institution that holds an Incremental Revolving Loan Commitment (as defined below) pursuant to Section 11.06 of the Credit Agreement (as defined below), the “Incremental Revolving Loan Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015 (as it may be further amended, supplemented or otherwise modified, including by that certain Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of October 20, 2015, by and among the Borrower, the Administrative Agent, the Guarantors party thereto and the Lenders party thereto, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, as collateral agent and as swing line lender and Morgan Stanley Bank, N.A., as issuing bank;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may request a New Revolving Loan Commitment by entering into a Joinder Agreement with a New Revolving Loan Lender; and

WHEREAS, each Initial Incremental Revolving Loan Lender will become a New Revolving Loan Lender in respect of the Incremental Revolving Loan Commitment (as defined below) which will become a New Revolving Loan Commitment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Initial Incremental Revolving Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto (and the Administrative Agent hereby accepts such appointment); (iv) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto (and the Collateral Agent hereby accepts such appointment) and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Initial Incremental Revolving Loan Lender hereby commits to provide its Incremental Revolving Loan Commitment to the Borrower on the following terms and conditions:

1. Appointment of Lead Arranger and Agents. Credit Suisse Securities (USA) LLC (“CS”) is hereby appointed (and CS hereby accepts such appointment) Lead Arranger and Bookrunner hereunder and under the other Credit Documents and each Initial Incremental Revolving Loan Lender (including in its capacities as a potential counterparty under a Secured Hedge Agreement or Secured Treasury Services Agreement) and the Borrower hereby authorize CS (and CS hereby accepts such appointment) to act as Lead Arranger and Bookrunner in accordance with the terms hereof and the other Credit Documents (in such capacities, the “Lead Arranger”). Each Initial Incremental Revolving Loan Lender acknowledges that it has, independently and without reliance upon the Lead Arranger or Bookrunner and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Initial Incremental Revolving Loan Lender also acknowledges that it will, independently and without reliance upon the Lead Arranger or Bookrunner and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. The Lead Arranger or Bookrunner shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Initial Incremental Revolving Loan Lenders or to provide any Initial Incremental Revolving Loan Lender with any credit or other information with respect thereto, whether coming into its possession before providing the Incremental Revolving Loan Commitment or at any time or times thereafter, and the Lead Arranger or Bookrunner shall have not any responsibility with respect to the accuracy of or the completeness of any information provided to the Initial Incremental Revolving Loan Lenders.

2. Incremental Revolving Loan Commitment. The New Revolving Loan Commitment of the Initial Incremental Revolving Loan Lenders (such commitment, the “Incremental Revolving Loan Commitment”) is $90,000,000. Each Initial Incremental Revolving Loan Lender severally agrees to make Revolving Loans to the Borrower from time to time in an aggregate amount up to but not exceeding the amount set opposite such Initial Incremental Revolving Loan Lender’s name on Schedule I attached hereto, subject to the terms of the Credit Agreement.

On the Closing Date, (a) each of the existing Lenders with Revolving Exposure immediately prior to the effectiveness of this Agreement (the “Existing Lenders”) shall assign to each Initial Incremental Revolving Loan Lender, and each Initial Incremental Revolving Loan Lender shall purchase from each Existing Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on the Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Existing Lenders and Initial Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of the Incremental Revolving Loan Commitment to the Revolving Commitments, (b) each Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Initial Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Loan Commitment and all matters relating thereto.

3. Conditions Precedent.

(a) The effectiveness of this Agreement and the obligations of each Initial Incremental Revolving Loan Lender to make any Credit Extension under the Incremental Revolving Loan Commitment on the Closing Date shall be subject to the satisfaction, or waiver in accordance with Section 11.05 of the Credit Agreement, of the following conditions on or before the Closing Date:

(i)

as of the Closing Date, the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;
(ii)

as of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the Credit Extension on the Closing Date that would constitute an Event of Default or a Default;

(iii)

the Administrative Agent and the Lead Arranger shall have received (A) a customary solvency certificate from the chief financial officer of the Borrower, (B) customary opinions of counsel to the Borrower and the Guarantors, (C) customary corporate resolutions and closing certificates and (D) if requested by any Initial Incremental Revolving Loan Lender, a Revolving Loan Note executed by the Borrower in favor of such Initial Incremental Revolving Loan Lender;

(iv)

all fees due to the Administrative Agent, the Lead Arranger and the Initial Incremental Revolving Loan Lenders as agreed by the Borrower and the Initial Incremental Revolving Loan Lenders, and all expenses to be paid or reimbursed under the Engagement Letter or any Credit Document to the Administrative Agent, the Lead Arranger and the Initial Incremental Revolving Loan Lenders that have been invoiced at least two Business Days prior to the Closing Date, shall have been paid;

(v)

so long as requested at least ten Business Days prior to the Closing Date, each Initial Incremental Revolving Loan Lender shall have received at least three Business Days prior to the Closing Date, all documentation and other information with respect to the Borrower and the Guarantors that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act;

(vi)

the Administrative Agent and the Lead Arranger shall have received: (A) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of the Borrower for the three most recently completed Fiscal Years of the Borrower ended at least 90 days before the Closing Date, accompanied by an unqualified report thereon by their respective independent registered public accountants; (B) the unaudited consolidated balance sheets and related statements of operations and cash flows of each of the Borrower for each subsequent Fiscal Quarter of the Borrower ended at least 45 days before the Closing Date; and (C) pro forma balance sheet and related statement of operations of the Borrower and its Subsidiaries as of and for the most recent Fiscal Year for which audited financial statements are required and any interim period and as of and for the period ending with the latest annual or quarterly period of the Borrower covered by clauses (A) and (B) above, in each case after giving effect to the Credit Extension under this Agreement (the “Pro Forma Financial Statements”), all of which financial statements shall be prepared in accordance with generally accepted accounting principles in the United States and comply with in all material respects the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to a registration statement under the Securities Act on Form S-1 (except that it is understood and agreed that the Pro Forma Financial Statements for any last 12-month period which does not correspond with a Fiscal Year end may not comply with Regulation S-X only insofar that Regulation S-X contemplates Fiscal Year and interim period pro forma financial statements rather than “last 12-month” pro forma financial statements); and

(vii)

as of the Closing Date, (x) the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Article 7 of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter or Fiscal Year for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement after giving effect to the Incremental Revolving Loan Commitment and treating the Incremental Revolving Commitment as fully drawn and (y) the pro forma Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter or Fiscal Year for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement (after giving effect to the Incremental Revolving Loan Commitment and treating the Incremental Revolving Loan Commitment as fully drawn) shall be less than 3.25 to 1.00.

(b) The obligation of each Incremental Revolving Loan Lender to make any Loan on any Credit Date after the Closing Date is subject to the satisfaction, or waiver in accordance with Section 11.06 of the Credit Agreement, of the conditions set forth in Section 3.02 of the Credit Agreement.

4. Post-Closing Obligations. Each applicable Credit Party shall deliver to Administrative Agent the following with respect to each Closing Date Mortgaged Property within 90 days of the Closing Date:

(a) fully executed and notarized amendments to the existing Mortgages securing each Closing Date Mortgaged Property reasonably satisfactory to the Collateral Agent (the “Mortgage Amendments”), in proper form for recording in all appropriate places in all applicable jurisdictions;

(b) with respect to each Closing Date Mortgaged Property (other than the Closing Date Mortgaged Property located in Austin, Texas (the “Texas Property”)), a Mortgage modification endorsement ALTA 11-06 (or such similar mortgage modification endorsement reasonably satisfactory to the Collateral Agent) to the existing ALTA mortgagee title insurance policies insuring the Collateral Agent with respect to each such Closing Date Mortgaged Property, and evidence satisfactory to the Collateral Agent that such Credit

Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy Update and all recording and stamp taxes (including mortgage recording and intangible taxes, if any) payable in connection with recording the Mortgage Amendments for each such Closing Date Property in the appropriate real estate records; and

(c) with respect to the Texas Property, (A) an ALTA mortgagee title insurance policy or unconditional commitment therefor issued by a title company reasonably satisfactory to the Collateral Agent with respect to the Mortgage Amendment for the Texas Property, in an amount not less than the fair market value of the Texas Property, in form and substance reasonably satisfactory to the Collateral Agent and (B) evidence satisfactory to the Collateral Agent that the applicable Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of such ALTA mortgagee title insurance policy and all recording and stamp taxes (including mortgage recording and intangible taxes, if any) payable in connection with recording the Mortgage Amendment for the Texas Property in the appropriate real estate records.

Notwithstanding the foregoing, the requirements of this Section 4 shall be deemed satisfied upon the Borrower satisfying its obligations under Section 10 of that certain Joinder Agreement, dated as of December 22, 2015, by and among the Borrower, the lenders party thereto, and the Administrative Agent, and this Section 4 shall not be in duplication of such requirements thereunder.

5. Indemnity. The Lead Arranger in its capacity as an arranger of the Incremental Revolving Loan Commitment shall be deemed to be an “Indemnitee” under Section 11.03 of the Credit Agreement and shall have all the rights with respect thereto as if it were an “Indemnitee” thereunder.

6. Rights as Lender. The Lead Arranger in its capacity as an arranger of the Incremental Revolving Loan Commitment shall be deemed to be a “Lender” under Section 11.23 of the Credit Agreement and shall have all the rights with respect thereto as if it were a “Lender” thereunder.

7. Assignments. The Administrative Agent hereby acknowledges and agrees that the registration and processing fee of $3,500 shall not be payable with respect to assignments of the Incremental Revolving Loan Commitments to or by any Initial Incremental Revolving Loan Lender or its Affiliates.

8. Eligible Assignee. By its execution of this Agreement, each Initial Incremental

Revolving Loan Lender represents and warrants that it is an Eligible Assignee.

9. Notice. For purposes of the Credit Agreement, the initial notice address of each Initial Incremental Revolving Loan Lender shall be the address set forth opposite such Initial Incremental Revolving Loan Lender on Schedule I attached hereto.

10. Non-US Lenders. Each Initial Incremental Revolving Loan Lender shall have delivered herewith to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Initial Incremental Revolving Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 2.20 of the Credit Agreement.

11. Recordation of the Incremental Revolving Loan Commitment. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Revolving Loan Commitment provided by each Initial Incremental Revolving Loan Lender in the Register.

12. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

13. Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Revolving Loan Commitment and all Revolving Loans borrowed thereunder shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

14. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

15. Reaffirmation by the Credit Parties. Without limiting its obligations under or the provisions of the Credit Agreement and the Collateral Documents, each Credit Party hereby (a) acknowledges that the terms “Obligations”, “Guaranteed Obligations” and “Secured Obligations” (and terms of similar import used in the Credit Documents) shall include the unpaid principal of, and accrued and unpaid interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) any Revolving Loans incurred under the Incremental Revolving Loan Commitment, (b) affirms and confirms its guaranty obligations under Article 8 of the Credit Agreement and its pledges, grants, indemnification obligations and other commitments and obligations under the Credit Agreement and each Collateral Document to which it is a party, in each case after giving effect to this Agreement and the effectiveness of the Incremental Revolving Loan Commitment contemplated hereby, (c) agrees that each Collateral Document to which it is a party and all guarantees, pledges, grants and other commitments and obligations thereunder and under the Credit Agreement shall continue to be in full force and effect following the effectiveness of this Agreement (and shall apply in all respects to the obligations of the Borrower in respect of the Incremental Revolving Loan Commitment and any Revolving Loans incurred thereunder) and (d) confirms that all of the Liens and security interests created and arising under the Collateral Documents remain in full force and effect, and are not released or reduced, as collateral security for the Secured Obligations (including any such Secured Obligations in respect of the Incremental Revolving Loan Commitment and any Revolving Loans incurred thereunder).

16. Effect of this Agreement. This Agreement shall constitute a “Joinder Agreement” for all purposes of the Credit Agreement and the other Credit Documents.

17. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST- JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

18. CONSENT TO JURISDICTION. THE TERMS AND PROVISIONS OF SECTION 11.15 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.

19. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Chief Financial Officer, Executive Vice President, Finance & Administration and Assistant Secretary

CYPRESS SEMICONDUCTOR (MINNESOTA) INC.

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Chief Financial Officer and Vice President

SPANSION INC.

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Secretary

SPANSION LLC

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Chief Financial Officer, President and Secretary

SPANSION TECHNOLOGY LLC

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Chief Financial Officer, President and Secretary

SPANSION INTERNATIONAL AM, INC.

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Chief Financial Officer, President and Secretary

Signature Page to Joinder

SPANSION INTERNATIONAL TRADING, INC.

By:	/s/ Thomas Geren
Name:	Thomas Geren
Title:	President

Signature Page to Joinder

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Vice President

Signature Page to Incremental Revolving Joinder

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Initial Revolving Loan Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Warren Van Heyst
Name:	Warren Van Heyst
Title:	Authorized Signatory

Signature Page to Joinder

BMO HARRIS BANK, N.A., as an Initial Incremental Revolving Loan Lender

By:	/s/ Michael Kus
Name:	Michael Kus
Title:	Managing Director

Signature Page to Incremental Revolving Joinder

SUNTRUST BANK, as an Initial Incremental Revolving Loan Lender

By:	/s/ Min Park
Name:	Min Park
Title:	Vice President

Signature Page to Incremental Revolving Joinder

BANK OF AMERICA, N.A., as an Initial Incremental Revolving Loan Lender

By:	/s/ Jeannette Lu
Name:	Jeannette Lu
Title:	Vice President

Signature Page to Incremental Revolving Joinder

MORGAN STANLEY BANK, N.A., as an Initial Incremental Revolving Loan Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to Incremental Revolving Joinder

BARCLAYS BANK PLC, as an Initial Incremental Revolving Loan Lender

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Vice President

Signature Page to Incremental Revolving Joinder

SCHEDULE I

Incremental Revolving Loan Commitment

Lender	Incremental Revolving Loan Commitment	Pro Rata Share	Initial Notice Address
Credit Suisse AG, Cayman Islands Branch	$45,000,000	50%	Eleven Madison Ave. New York, NY 10010
BMO Harris Bank, N.A.	$10,000,000	11.11%	115 S. LaSalle Street 25th Floor West Chicago, IL 60603
SunTrust Bank	$10,000,000	11.11%	3333 Peachtree Road Suite 800 Atlanta, GA 30326
Bank of America, N.A.	$10,000,000	11.11%	315 Montgomery, 6th Floor San Francisco, CA 94104
Barclays Bank PLC	$10,000,000	11.11%	745 7th Avenue New York, NY 10019
Morgan Stanley Bank, N.A.	$5,000,000	5.56%	1585 Broadway 4th Floor New York, NY 10036
Total	$90,000,000	100%